SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  NOVEMBER 27, 2006

DATE OF EARLIEST EVENT REPORTED: NOVEMBER 27, 2006

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER	(COMMISSION FILE NO.)	(IRS EMPLOYER
JURISDICTION OF		IDENTIFICATION
INCORPORATION)		NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY	11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)	(ZIP CODE)

(516) 741-1352

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Press Releases and Contract Exhibit

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 OTHER EVENTS AND REGULATIONS:

Herbert Lindo, Chairman and Chief Executive Officer today exercised his Incentive Stock Options granted on November 27, 2001 and acquired five million (5,000,000) shares at the exercise price of $0.15 per share.

Mr. Lindo borrowed the $750,000 to exercise the Options from the Company, as provided in the Plan and pledged the shares as security for the loan.

Mr. Lindo stated that he exercised the Option to provide additional working capital of $750,000 for the Company, when he is able to sell the shares in expected private transactions, most likely to obtain substantially larger investments into the Company, at more acceptable per share prices than the present market price of Kenilworth shares at $0.035 per share.  Mr. Lindo has performed his services during the past fifteen (15) years without compensation and with the acquisition of the five million (5,000,000) shares, he now owns fifty million (50,000,000) shares of the Company’s Common Stock, par value one cent ($0.01) per share, which represents nineteen percent (19%) of the presently 262,588,579 shares issued and outstanding.  Mr. Lindo is believed to be the largest shareholder of Kenilworth stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, Chairman

Dated: November 27, 2006